                                                                   EXHIBIT 10.18

                                                        Transcript Document No.2
                                                        ------------------------


                 SUFFOLK COUNTY INDUSTRIAL DEVELOPMENT AGENCY

                          (SUFFOLK COUNTY, NEW YORK)

                                      and

                           MELVILLE BIOLOGICS, INC.

                                 ____________

                           FACILITY LEASE AGREEMENT

                                 ____________

                         Dated as of February 15, 1995

                           1995 Real Estate Transfer

                      (Melville Biologics, Inc. Facility)

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                   ARTICLE I


[Reserved.] ............................................................     3


                                  ARTICLE II
                         REPRESENTATIONS AND COVENANTS


SECTION 2.1    Representations and Covenants of
                Agency .................................................     3
SECTION 2.2    Representations and Covenants of
                Company ................................................     4


                                  ARTICLE III
                       FACILITY SITE AND TITLE INSURANCE


SECTION 3.1    Agreement to Convey to Agency ...........................     5
SECTION 3.2    Title Insurance .........................................     5
SECTION 3.3    Subordination of Facility Lease Agreement ...............     5


                                   ARTICLE IV
                     ACQUISITION, RENOVATION AND EQUIPPING
                                  OF FACILITY


SECTION 4.1    Acquisition, renovation and equipping
                of Facility ............................................     6
SECTION 4.2    [Reserved.] .............................................     7
SECTION 4.3    Certificates of Completion ..............................     7
SECTION 4.4    Completion by Company ...................................     7
SECTION 4.5    Remedies to be Pursued Against
                Contractors, Subcontractors,
                Materialmen and their Sureties .........................     7

                                   ARTICLE V
                    DEMISING CLAUSES AND RENTAL PROVISIONS

SECTION 5.1    Demise of Facility ......................................     8
SECTION 5.2    Duration of Lease Term; Quiet
                Enjoyment ..............................................     8
SECTION 5.3    Rents and Other Amounts Payable .........................     8
SECTION 5.4    Obligations of Company Hereunder
                Unconditional ..........................................     9


                                  ARTICLE VI
                          MAINTENANCE, MODIFICATIONS,
                              TAXES AND INSURANCE


SECTION 6.1    Maintenance and Modifications of
                Facility by Company ....................................     9
SECTION 6.2    [Reserved.] .............................................    10
SECTION 6.3    Taxes, Pilot Payments, Assessments and
                Utility Charges ........................................    10
SECTION 6.4    Insurance Required ......................................    11
SECTION 6.5    Additional Provisions Respecting
                Insurance ..............................................    12
SECTION 6.6    Application of Net Proceeds of
                Insurance ..............................................    13
SECTION 6.7    Right of Agency to Pay Taxes, Insurance Premiums
                and Other Charges ......................................    13
SECTION 6.8    Compliance with Article 31-B of
                Tax Law ................................................    14


                                  ARTICLE VII
                     DAMAGE, DESTRUCTION AND CONDEMNATION


SECTION 7.1    Damage, Destruction or Condemnation of the Facility .....    15
SECTION 7.2    [Reserved.] .............................................    16
SECTION 7.3    Condemnation of Company-Owned Property ..................    16
SECTION 7.4    Waiver of Real Property Law
                Section 227 ............................................    16

                                 ARTICLE VIII
                               SPECIAL COVENANTS

SECTION 8.1    No Warranty of Condition or
                Suitability by Agency ..................................    16
SECTION 8.2    Hold Harmless Provisions ................................    16
SECTION 8.3    Right to Inspect Facility ...............................    17
SECTION 8.4    Company to Maintain Its Existence .......................    17
SECTION 8.5    Qualification in State ..................................    17
SECTION 8.6    Agreement to File Annual Statements
                and Provide Information ................................    17
SECTION 8.7    Books of Record and Account;
                Financial Statements ...................................    18
SECTION 8.8    Compliance With Orders,
                Ordinances, Etc ........................................    18
SECTION 8.9    Discharge of Liens and Encumbrances .....................    19
SECTION 8.10   [Reserved.] .............................................    19
SECTION 8.11   Depreciation Deductions and
                Investment Tax Credit ..................................    19
SECTION 8.12   Employment Opportunities, Notice of Jobs ................    19

                                  ARTICLE IX
                   RELEASE OF CERTAIN LAND, ASSIGNMENTS AND
                 SUBLEASING; MORTGAGE AND PLEDGE OF INTERESTS


SECTION 9.1    Restriction on Sale of Facility;
                Release of Certain Land ................................    20
SECTION 9.2    Removal of Fixture Equipment ............................    20
SECTION 9.3    Assignment and Subleasing ...............................    21
SECTION 9.4    Mortgage of Agency's and Company's
                Interests to Guarantor .................................    22
SECTION 9.5    [Reserved.] .............................................    22
SECTION 9.6    Merger of Agency ........................................    22


                                   ARTICLE X
                        EVENTS OF DEFAULT AND REMEDIES


SECTION 10.1   Events of Default Defined ...............................    22
SECTION 10.2   Remedies on Default .....................................    24
SECTION 10.3   Remedies Cumulative .....................................    25

SECTION 10.4   Agreement to Pay Attorneys' Fees
                and Expenses ...........................................    25
SECTION 10.5   No Additional Waiver Implied by One
                Waiver .................................................    25


                                  ARTICLE XI
                EARLY-TERMINATION OF FACILITY LEASE AGREEMENT;
                          OPTION IN FAVOR OF COMPANY


SECTION 11.1   Early Termination of Facility Lease Agreement ...........    26
SECTION 11.2   Conditions to Early Termination of
                Facility Lease Agreement ...............................    26
SECTION 11.3   Obligation to Purchase Facility .........................    26
SECTION 11.4   Conveyance on Purchase ..................................    26


                                  ARTICLE XII
                                 MISCELLANEOUS


SECTION 12.1   Notices .................................................    27
SECTION 12.2   Binding Effect ..........................................    28
SECTION 12.3   Severability ............................................    28
SECTION 12.4   Amendments, Changes and Modifications ...................    28
SECTION 12.5   Execution of Counterparts ...............................    28
SECTION 12.6   Applicable Law ..........................................    28
SECTION 12.7   Further Assurances ......................................    28
SECTION 12.8   Survival of Indemnities .................................    28
SECTION 12.9   Table of Contents and Section
                Headings not Controlling ...............................    28


Exhibit A - Description of Land

Schedule A - Schedule of Definitions

     THIS FACILITY LEASE AGREEMENT, dated as of February 15, 1995 is between the SUFFOLK COUNTY INDUSTRIAL DEVELOPMENT AGENCY, a public benefit corporation of the State of New York having its office at 220 Rabro Drive, P.O. Box 6100, Hauppauge, New York 11788-0099 (the "Agency"), and MELVILLE BIOLOGICS, INC., a Delaware corporation authorized to do business in New York, having an office at 155 Duryea Road, Melville, New York 11747 (the "Company").

                                R E C I T A L S

     All capitalized terms used in this Facility Lease Agreement and not otherwise defined shall have the meanings assigned thereto in the Schedule of Definitions attached hereto as Schedule A.

     Title 1 of Article 18-A of the General Municipal Law of the State of New York was duly enacted into law as Chapter 1030 of the Laws of 1969 of the State of New York;

     The aforesaid act authorizes the creation of industrial development agencies for the Public Purposes of the State;

     The aforesaid act further authorizes the creation of industrial development agencies for the benefit of the several counties, cities, villages and towns in the State and empowers such agencies, among other things, to acquire, reconstruct, renovate, refurbish, equip, lease, sell and dispose of land and any building or other improvement, and all real and personal property, including but not limited to, machinery and equipment deemed necessary in connection therewith, whether now in existence or under construction, which shall be suitable for manufacturing, civic, warehousing, research, commercial, recreation or industrial facilities, in order to advance job opportunities, health, general prosperity and the economic welfare of the people of the State and to improve their standard of living;

     Pursuant to and in accordance with the provisions of the aforesaid act, the Agency was created and is empowered under the Act to undertake the providing and leasing of the Facility;

     The Facility shall consist of the acquisition, renovation and improvement of an existing approximately 89,600 square foot building, on an approximately
10.87 acre parcel of land located at 155 Duryea Road, Melville, Town of Huntington, Suffolk County, New York, for the purpose of the manufacture, processing and/or fractionation of blood products and the production of related biopharmaceutical technologies, including the following, as they relate to the construction, erection and completion of such building, whether or not any materials or supplies described below are incorporated into or become an integral part of such building: (i) all purchases, leases, rentals and other uses of tools, machinery and equipment in connection with construction, and (ii) purchases, rentals, uses or consumption of supplies, materials and services of every kind and description used in connection with construction, and (iii) all Fixture Equipment, and all other machinery, and other tangible personal property used in the renovation of the Improvements (including installation costs with respect thereto), installed or placed in, upon or under such Improvements;

     The Agency proposes to acquire and lease the Facility to the Company pursuant to the terms of this Facility Lease Agreement;

     The Bank and the Company have entered into the Loan Agreement, pursuant to which the Bank has agreed to make the Loan to the Company;

     The Guarantor has guaranteed the repayment of the Loan pursuant to the Guaranty Agreement;

     In connection with the Guaranty Agreement, the Guarantor and the Company have entered into the Reimbursement Agreement, pursuant to which the Company has agreed to reimburse the Guarantor for amounts paid by the Guarantor to the Bank under the Guaranty Agreement;

     The Obligations (as defined in the Reimbursement Agreement) of the Company under the Reimbursement Agreement will be secured by, among other things, the Mortgage;

     The Company has leased a portion of the Facility to the Guarantor pursuant to the terms and conditions set forth in the Miles Lease;

     The Guarantor has subleased a portion of the Facility back to the Company pursuant to the terms and conditions set forth in the Miles Sublease;

     The Company has agreed with the Agency, on behalf of the Agency and as the Agency's agent, to acquire, renovate and equip the Facility,

     The Agency proposes to lease the Facility to the Company, and the Company desires to rent the Facility from the Agency, upon the terms and conditions set forth in this Facility Lease Agreement.

                                   AGREEMENT

     For and in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto do hereby mutually agree as follows:

                                   ARTICLE I

                                  [Reserved.]

                                   ARTICLE II

                         REPRESENTATIONS AND COVENANTS

          Section 2.1  Representations and Covenants of Agency. The Agency makes
                       ---------------------------------------
the following representations and covenants as the basis for the undertakings on its part herein contained:

          (a) The Agency is duly established and validly existing under the provisions of the Act and has full legal right, power and authority to execute, deliver and perform each of the Agency Documents and the other documents contemplated thereby. Each of the Agency Documents and the other documents contemplated thereby has been duly authorized, executed and delivered by the Agency.

          (b) The Agency will cause the Land to be acquired, the Improvements to be acquired and renovated and the Fixture Equipment to be acquired and installed and will lease the Facility to the Company pursuant to this Facility Lease Agreement, all for the Public Purposes of the State.

          (c) By resolution adopted on November 23, 1993, and amended and supplemented by a resolution adopted on December 2, 1994, the Agency determined that, based upon the review by the Agency of the materials submitted and the representations made by the Company relating to the Facility, the Facility would not have a "significant impact" or "significant effect" on the environment within the meaning of the SEQR Act. By the Approving Resolution, the Agency authorized the execution, delivery and performance of the Agency Documents.

          (d) Neither the execution and delivery of any of the Agency Documents and the other documents contemplated thereby or the consummation of the transactions contemplated thereby nor the fulfillment of or compliance with the provisions of any of the Agency Documents and the other documents contemplated thereby, will conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of the Act, any other law or ordinance of the State or any political subdivision thereof or of the Agency's Certificate of Establishment or By-laws, as amended, or of any corporate restriction or any agreement or instrument to which the Agency is a party or by which it is bound, or result in the creation or imposition of any Lien of any nature upon any of the Property of the Agency under the terms of the Act or any such law, ordinance, Certificate of Establishment, By-laws, restriction, agreement or instrument, except for Permitted Encumbrances.

          (e) Each of the Agency Documents and the other documents contemplated thereby constitutes a legal, valid and binding obligation of the Agency enforceable against the Agency in accordance with its terms.

          (f) The Agency has been induced to enter into this Facility Lease Agreement by the undertaking of the Company to utilize the Facility in Suffolk County, New York.

          Section 2.2  Representations and Covenants of Company. The Company
                       ----------------------------------------
makes the following representations and covenants as the basis for the undertakings on its part herein contained:

          (a) The Company is a business corporation duly organized and validly existing under the laws of the State of Delaware, is in good standing under the laws of the State of Delaware and is authorized to do business in the State of New York and has full legal right, power and authority to execute, deliver and perform each of the Company Documents and the other documents contemplated thereby. Each of the Company Documents and the other documents contemplated thereby has been duly authorized, executed and delivered by the Company.

          (b) Neither the execution and delivery of any of the Company Documents and the other documents contemplated thereby or the consummation of the transactions contemplated thereby nor the fulfillment of or compliance with the provisions of any of the Company Documents and the other documents contemplated thereby, will conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any law or ordinance of the State of Delaware or the State of New York or any political subdivision thereof or of the Company's Certificate of Incorporation, as amended, or of the Company By-Laws, or any corporate restriction or any agreement or instrument to which the Company is a party or by which it is bound, or result in the creation or imposition of any Lien of any nature upon any of the Property of the Company under the terms of any such law, ordinance, certificate of Incorporation or By-laws, as amended, restriction, agreement or instrument, except for Permitted Encumbrances.

          (c) The Facility and the design, acquisition, renovation and equipping and operation thereof will conform with all applicable zoning, planning, building and environmental laws, ordinances, rules and regulations of governmental authorities having jurisdiction over the Facility; provided, however, the Company need not conform if such failure to conform would not have a material adverse effect on the Agency, the Facility, or the use thereof. The Company shall defend, indemnify and hold harmless the Agency for expenses, including reasonable attorney fees, resulting from any failure by the Company to comply with the provisions of this subsection.

          (d) The Company shall perform or cause to be performed, for and on behalf of the Agency each and every obligation of the Agency, if any, under and pursuant to the Mortgage.

          (e) Each of the Agency Documents and the other documents contemplated thereby constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

          (f) The Company will complete the acquisition, renovation and equipping of the Facility.

          (g) The Facility is and will continue to be a "project," as such quoted term is defined in the Act. The Company will not take any action, or fail to take any action, which would cause the Facility to not constitute a "project" as such quoted term is defined in the Act.

                                  ARTICLE III

                       FACILITY SITE AND TITLE INSURANCE

          Section 3.1  Agreement to Convey to Agency. The Company has conveyed
                       -----------------------------
or has caused to be conveyed to the Agency (i) good and marketable title to the Land, including any buildings, structures or other improvements thereon, and
(ii) lien-free title to the Fixture Equipment, in each case except for Permitted Encumbrances and will convey or cause to be conveyed to the Agency lien-free title to the Fixture Equipment and Improvements acquired after the date hereof, in each case except for Permitted Encumbrances.

          Section 3.2  Title Insurance. The Company has obtained or will
                       ---------------
obtain fee title insurance for the benefit of the Agency in an amount equal to $10,000,000 insuring fee title to the Land and the Improvements thereon, free of Liens, except for Permitted Encumbrances.

          Section 3.3  Subordination of Facility Lease Agreement. This Facility
                       -----------------------------------------
Lease Agreement and any and all modifications, amendments, renewals and extensions thereof is subject and subordinate to the Security Documents (individually and collectively) and to any and all modifications, amendments, consolidations, extensions, renewals, replacements and increases thereof.

                                 ARTICLE IV

               ACQUISITION, RENOVATION AND EQUIPPING OF FACILITY

          Section 4.1 Acquisition, Renovation and Equipping of Facility.
                      -------------------------------------------------

          (a) The Company agrees that, on behalf of the Agency, it will acquire, renovate and equip the Facility.

          (b) [Reserved.]

          (c) Title to all Fixture Equipment incorporated or installed in the Improvements shall vest in the Agency immediately upon the Company's obtaining an interest in or to the Fixture Equipment. The Company shall execute, deliver and record or file all instruments necessary or appropriate to so vest title to the Agency and shall take all action necessary or appropriate to protect such title against claims of any third Persons, except for Permitted Encumbrances.

          (d) The Agency hereby appoints the Company its true and lawful agent, and the Company hereby accepts such agency (i) to acquire, renovate and equip the Facility, (ii) to make, execute, acknowledge and deliver any contracts, orders, receipts, writings and instructions with any other Persons, and in general to do all things which may be requisite or proper, all for constructing the Improvements and acquiring and installing the Fixture Equipment with the same powers and with the same validity as the Agency could do if acting on its own behalf, (iii) to pay all fees, costs and expenses incurred in the construction of the Improvements and the acquisition and installation of the Fixture Equipment, and (iv) to ask, demand, sue for, levy, recover and receive all such sums or money, debts, dues and other demands whatsoever which may be due, owing and payable to the Agency under the terms of any contract, order, receipt, or writing in connection with construction and completion of the Improvements and the acquisition and installation of the Fixture Equipment, and to enforce the provisions of any contract, agreement, obligation, bond or other performance security.

          (e) The Agency shall enter into, and accept the assignment of, such contracts as the Company may request in order to effectuate the purposes of this
Section 4.1.

          (f) The Company, as agent for the Agency, shall comply with all provisions of the Labor Law of the State, except as hereinafter noted, applicable to the acquisition, renovation and equipping of the Facility and shall include in all construction contracts all provisions which may be required to be inserted therein by such provisions. In addition, the Company specifically represents that it will comply with Section 220 of the Labor Law of the State, except subdivision (3) and Section 220-d thereof, as if such Section was applicable to the Facility.

          Section 4.2 [Reserved.]

          Section 4.3 Certificates of Completion. To establish the Completion
                      --------------------------
Date, the Company shall deliver to the Agency certificate signed by an Authorized Representative of the Company (i) stating that acquisition, renovation and equipping of the Facility has been completed (ii) stating that the payment of all labor, services, materials and supplies used in such acquisition has been made or provided for; and (iii) such certificates as may be reasonably satisfactory to the Agency, including without limitation, a final certificate of occupancy, if applicable. The Company agrees to complete the acquisition, renovation and equipping of the Facility on or before March 1, 1997.

          Section 4.4 Completion by Company.
                      ---------------------

          (a) The Company agrees to pay in full all costs of acquiring, renovating and equipping the Facility for the benefit of the Agency. Title to all portions of the Facility installed or constructed at the Company's cost or expense shall immediately upon such installation or construction vest in the Agency and shall be subject to the rights, security interests and liens created by and granted by the Security Documents and subject to Permitted Encumbrances. The Company shall execute, deliver and record or file such instruments as the Agency may request in order to perfect or protect the Agency's title to such portions of the Facility, subject to Permitted Encumbrances.

          (b) The Company shall not be entitled to any reimbursement for such excess cost or expense from the Agency nor shall it be entitled to any diminution or abatement of any other amounts payable by the Company under this Facility Lease Agreement.

          Section 4.5 Remedies to be Pursued Against Contractors. Subcontractors
                      ----------------------------------------------------------
Materialmen and their Sureties. In the event of a default by any contractor,
------------------------------
subcontractor, materialman or other Person under any contract made by it in connection with the Facility or in the event of a breach of warranty or other liability with respect to any materials, workmanship, or performance guaranty, the Company at its expense, either separately or in conjunction with others, may pursue any and all remedies available to it and the Agency, as appropriate, against the contractor, subcontractor, materialman or other Person so in default and against any surety for the performance of such contract. The Company, in its own name or in the name of the Agency, may prosecute or defend any action or proceeding or take any other action involving any such contractor, subcontractor, materialman or surety or other Person which the Company deems reasonably necessary, and in such event the Agency, at the Company's expense, hereby agrees to cooperate fully with the Company and to take all action necessary to effect the substitution of the Company for the Agency in any such action or proceeding.

                                   ARTICLE V

                     DEMISING CLAUSES AND RENTAL PROVISIONS

          Section 5.1 Demise of Facility. The Agency hereby leases the Facility
                      ------------------
to the Company and the Company hereby takes the Facility from the Agency upon the terms and conditions of this Facility Lease Agreement.

          Section 5.2 Duration of Lease Term; Quiet Enjoyment.
                      ---------------------------------------

          (a) The Agency shall deliver to the Company sole and exclusive possession of the Facility (subject to Sections 3.3, 8.3 and 10.2 hereof) and the leasehold estate created hereby shall commence on the Closing Date and the Company shall accept possession of the Facility on the Closing Date.

          (b) Except as provided in Section 10.2 hereof, the leasehold estate created hereby shall terminate at 11:59 p.m. on March 1, 2007 or on such earlier date as may be permitted by Section 11.1 hereof; provided, however, that this Facility Lease Agreement shall automatically terminate upon the expiration and/or termination of the PILOT Agreement.

          (c) Except as provided in Sections 3.3, 8.3 and 10.2 hereof, the Agency shall neither take nor suffer or permit any action to prevent the Company during the Lease Term from having quiet and peaceable possession and enjoyment of the Facility and will, at the request of the Company and at the Company's cost, cooperate with the Company in order that the Company may have quiet and peaceable possession and enjoyment of the Facility as hereinabove provided.

          Section 5.3 Rents and Other Amounts Payable.
                      -------------------------------

          (a) The Company shall pay basic rent in advance to the Agency for the Facility as follows: One Dollar ($1.00) per year commencing on the Closing Date and on the first Business Day of each and every February thereafter during the term of this Facility Lease Agreement.

          (b) In addition to the payments of rent pursuant to Section 5.3(a) hereof, throughout the Lease Term, the Company shall pay to the Agency as additional rent, within thirty (30) days of receipt of demand therefor, the expenses of the Agency and the members thereof incurred (i) by reason of the Agency's ownership or leasing of the Facility or (ii) in connection with the carrying out of the Agency's duties and obligations under the Agency Documents, the payment of which is not otherwise provided for under this Facility Lease Agreement. The Agency does not charge any annual or continuing administrative or management fee beyond any initial administrative fee or fee for services rendered by the Agency.

          (c) The Company, under the provisions of this Section 5.3, agrees to make the above-mentioned payments in immediately available funds and without any further notice in lawful money of the United States of America. In the event the Company shall fail to timely make any payment required in Section 5.3(a) or 5.3(b), the Company shall pay the same together with interest on such payment at a rate equal to two percent (2%) plus the Prime Rate, but in no event at a rate higher than the maximum lawful prevailing rate, from the date on which such payment was due until the date on which such payment is made.

          Section 5.4 Obligations of Company Hereunder Unconditional. The
                      ----------------------------------------------
obligations of the Company to make the payments required in Section 5.3 hereof, and to perform and observe any and all of the other covenants and agreements on its part contained herein shall be a general obligation of the Company, and shall be absolute and unconditional irrespective of any defense or any rights of setoff, recoupment or counterclaim it may otherwise have against the Agency. The Company agrees it will not (i) suspend, discontinue or abate any payment required hereunder or (ii) fail to materially observe any of its other covenants or agreements in this Facility Lease Agreement.

          Subject to the foregoing provisions, nothing contained in this Section shall be construed to release the Agency from the performance of any of the agreements on its part contained in this Facility Lease Agreement or to affect the right of the Company to seek reimbursement, and in the event the Agency should fail to-perform any such agreement, the Company may institute such separate action against the Agency as the Company may deem necessary to compel performance or recover damages for non-performance, and the Agency covenants that it will not, subject to the provisions of Sections 3.3 and 8.3 and Article X hereof, take, suffer or permit any action which will adversely affect, or create any defect in its title to the Facility or which will otherwise adversely affect the rights or estate of the Company hereunder, except upon written consent of the Company.

                                   ARTICLE VI

                MAINTENANCE, MODIFICATIONS, TAXES AND INSURANCE

          Section 6.1 Maintenance and Modifications of Facility by Company.
                      ----------------------------------------------------

          (a) The Company shall not abandon the Facility or cause or permit any waste to the Improvements. During the Lease Term, the Company shall not remove any part of the Facility outside of the jurisdiction of the Agency and shall (i) keep the Facility in as reasonably safe condition as its operations shall permit; (ii) make all necessary repairs and replacements to the Facility (whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen); and (iii) operate the Facility in a sound and economic manner.

          (b) The Company from time to time may make any structural additions, modifications or improvements to the Facility or any part thereof, provided such actions do not adversely affect the structural integrity of the Facility. All such additions, modifications or improvements made by the Company shall become a part of the Facility and the Property of the Agency, subject to Permitted Encumbrances. The Company agrees to deliver to the Agency all documents which may be necessary or appropriate to convey to the Agency title to such Property, subject to Permitted Encumbrances.

          Section 6.2 [Reserved.]

          Section 6.3 Taxes, Pilot Payments, Assessments and Utility Charges.
                      ------------------------------------------------------

          (a) The Company agrees to pay, as the same become due and before any fine, penalty, interest (except interest which is payable in connection with legally permissible installment payments) or other cost may be added thereto or become due or be imposed by operation of law for the non-payment thereof, (i) all taxes of any kind whatsoever which may at any time be lawfully assessed or levied against or with respect to the Facility and any machinery, equipment or other Property installed or brought by the Company therein or thereon, including, without limiting the generality of the foregoing, any sales or use taxes imposed with respect to the Facility or any part or component thereof, or the rental or sale of the Facility or any part thereof; (ii) all utility and other charges, including service charges, incurred or imposed for or with respect to the operation, maintenance, use, occupancy, upkeep and improvement of the Facility; (iii) all assessments and charges of any kind whatsoever lawfully made by any governmental body for public improvements; provided that, with respect to special assessments that may lawfully be paid in installments over a period of years, the Company shall be obligated under this Facility Lease Agreement to pay only such installments as are required to be paid during the Lease Term; and (iv) and all PILOT Payments as provided under the PILOT Agreement.

          (b) The Company may in good faith contest any taxes and assessments. In the event of any such proceedings, the Company may permit the taxes or assessments so contested to remain unpaid during the period of such proceedings and any appeal therefrom, provided, however, that (i) neither the Facility nor any part thereof or interest therein would be in any immediate danger of being sold, forfeited or lost by reason of such proceedings and (ii) the Company shall have set aside on its books adequate reserves with respect thereto and shall have furnished such security, if any, as may be required in such proceedings or requested by the Agency. The aforesaid right to refrain from paying taxes or assessments and to reserve for any such contested obligations shall specifically not apply to PILOT Payments required under the PILOT Agreement. Under all circumstances PILOT Payments must be paid in accordance with the terms and provisions as set forth in the PILOT Agreement, and the PILOT Agreement shall govern all rights and obligations of the Company as they pertain to PILOT Payments, including, but not limited to, the rights of the Company under Section 5 of the PILOT Agreement.

          (c) If the Company successfully contests any such taxes or assessments it shall look solely to the affected Taxing Authorities (and not to the Agency) for any refunds due or awarded as a result thereof. The provisions of the PILOT Agreement shall govern the contest and/or credit or refund of all PILOT Payments.

          (d) Within thirty (30) days of receipt of written request therefor, the Company shall deliver to the Agency official receipts of the affected Taxing Authorities or other proof reasonably satisfactory to the Agency evidencing payment of any tax, assessment or PILOT Payment.

          Section 6.4 Insurance Required. At all times throughout the Lease
                      ------------------
Term, including, when indicated herein, during the Construction Period, the Company shall, at its sole cost and expense, maintain or cause to be maintained insurance against such risks and for such amounts as are customarily insured against by businesses of like size and type and shall pay, as the same become due and payable, all premiums with respect thereto, including, but not necessarily limited to:

          (a) All policies of insurance and in such amounts as required to be obtained and maintained by the company under the Mortgage and the Reimbursement Agreement.

          (b) Workers' compensation insurance, disability benefits insurance and each other form of insurance which the Company or any permitted Sublessee is required by law to provide, covering loss resulting from injury, sickness, disability or death of employees of the Company or any permitted Sublessee who are located at or assigned to the Facility. This coverage shall be in effect from and after the Completion Date or on such earlier date as any employees of the Company, any permitted Sublessee, any contractor or subcontractor first occupy the Facility.

          (c) Insurance protecting the Agency and the Company against loss or losses from liability imposed by law or assumed in any written contract (including the contractual liability assumed by the Company under Section 8.2 hereof) and arising from personal injury, including bodily injury or death, or damage to the property of others, caused by an accident or occurrence with a limit of liability of not less than $1,000,000 (combined single limit for personal injury, including bodily injury or death, and property damage), comprehensive automobile liability, to the extent applicable, including all owned, non-owned and hired autos with a limit of liability of not less than $1,000,000 (combined single limit or equivalent for personal injury, including bodily injury or death, and property damage) and with a blanket excess liability coverage in an amount not less than $5,000,000 combined single limit or equivalent protecting the Agency and the Company against any loss or liability or damage for personal injury, including bodily injury or death, or property damage. This coverage shall also be in effect during the Construction Period.

          (d) During the Construction Period (and for at least one year thereafter in the case of Products and Completed Operations as set forth below), the Company shall cause the general contractor to carry liability insurance of the type and providing the minimum limits set forth below:

              (i) Workers' compensation and employer's liability with limits in accordance with applicable law.

              (ii)   Comprehensive general liability providing coverage for:

                      Premises and Operations
                      Products and Completed Operations
                      Owners Protective
                      Contractors Protective
                      Contractual Liability
                      Personal Injury Liability
                      Broad Form Property Damage
                      (including completed operations)
                      Explosion Hazard
                      Collapse Hazard
                      Underground Property Damage Hazard

Such insurance shall have a limit of liability of not less than $1,000,000 (combined single limit for personal injury, including bodily injury or death, and property damage).

              (iii) Comprehensive auto liability, including all owned, non-owned and hired autos, with a limit of liability of not less than $1,000,000 (combined single limit for personal injury, including bodily injury or death, and property damage).

              (iv) Excess "umbrella" liability providing liability insurance in excess of the coverages in (i), (ii) and (iii) above with a limit of not less than $5,000,000.

          Section 6.5 Additional Provisions Respecting Insurance.
                      ------------------------------------------

          (a) All insurance required by Section 6.4 hereof shall be procured and maintained in financially sound and generally recognized responsible insurance companies selected by the entity required to procure the same and authorized to write such insurance in the State. Such insurance may be written with deductible amounts comparable to those on similar policies carried by other companies engaged in businesses similar in size, character and other respects to those in which the procuring entity is engaged. All policies of insurance required by
Section 6.4 hereof shall provide for at least thirty (30) days' prior written notice of the restriction, cancellation or modification thereof to the Agency. The policies evidencing the insurance required by

Section 6.4(c) and (d)(ii), (iii) and (iv) hereof shall name the Agency as an additional named insured.

          (b) The policies or certificates (or binders) of insurance required by
Section 6.4(c) and (d)(ii), (iii) and (iv) hereof shall be deposited with the Agency on or before the Closing Date. Prior to the expiration of each such policy, the Company shall furnish the appropriate Person with evidence that such policy has been renewed or replaced or is no longer required by this Facility Lease Agreement. The Company shall provide such further information with respect to the insurance coverage required by this Facility Lease Agreement as the Agency may from time to time reasonably require.

          Section 6.6 Application of Net Proceeds of Insurance. Subject to the
                      ----------------------------------------
Security Documents, the Net Proceeds of the insurance required by Section 6.4 hereof shall be applied toward extinguishment or satisfaction of the liability with respect to which such insurance proceeds may be paid.

          Section 6.7 Right of Agency to Pay Taxes, Insurance Premiums and Other
                      ----------------------------------------------------------
Charges. If the Company fails (i) to pay any tax, together with any fine,
-------
penalty, interest or cost which may have been added thereto or become due or been imposed by operation of law for nonpayment thereof, or PILOT Payments or assessment required to be paid by Section 6.3 hereof, (ii) to maintain any insurance required to be maintained by Section 6.4 hereof, (iii) to pay any amount required to be paid by any law or ordinance relating to the use or occupancy of the Facility or by any requirement, order or notice of violation thereof issued by any governmental person, (iv) to pay any mechanic's Lien which is recorded or filed against the Facility or any part thereof (unless contested in accordance with the provisions of Section 8.9(b) hereof), (v) to pay any real property transfer gains tax, together with any interest and penalties thereon, which is due and payable by reason of a conveyance of the leasehold estate in and to the Facility pursuant to a judicial sale in any foreclosure action or by deed and/or assignment in lieu of foreclosure or (vi) to pay any other amount or perform any act hereunder required to be paid or performed by the Company hereunder, the Agency may pay or cause to be paid such tax or PILOT Payments or assessment or the premium for such insurance or any such other payment or may perform any such act. No such payment shall be made or act performed by the Agency until at least thirty (30) days shall have elapsed since notice shall have been given by the Agency to the Company, and in the case of any tax or assessment or the amounts specified in paragraphs (iii), (v) and (vi) hereof, no such payment shall be made in any event if the Company is contesting the same in good faith to the extent and as permitted by the PILOT Agreement and this Facility Lease Agreement unless an Event of Default hereunder shall have occurred and be continuing. No such payment by the Agency shall affect or impair any rights of the Agency hereunder arising in consequence of such failure by the Company. The Company shall, on demand, reimburse the Agency for any amount so paid or for expenses or costs incurred in the performance of any such act by the Agency pursuant to this Section (which shall include all reasonable legal fees and disbursements), together with interest thereon from the date of payment of such amount, expense or cost by the

Agency at two percent (2%) in excess of the Prime Rate, but in no event at a rate higher than the maximum lawful prevailing rate.

          Section 6.8 Compliance with Article 31 and Article 31-B of Tax Law.
                      ------------------------------------------------------

          (a) The Company shall keep true and complete records pertaining to its acquisition of title to the fee or the leasehold estate in and to the Facility, all subsequent transfers of any interests therein or any part thereof and all changes in the controlling interest (by way of changes in stock ownership, capital, profits, beneficial interest or otherwise) in the Company or any related entity which may hereafter own and/or acquire title to the fee or the leasehold estate in and to the Facility, including, but not limited to, a copy of the contract of sale, title report, assignment of lease, closing statement, transferor's affidavit, questionnaire or return, statement of tentative assessment and any other notices or determinations of tax received from the New York State Department of Taxation and Finance, transferor's supplemental return, the date and cost of all "capital improvements" made to the Land, the Improvements or any part thereof and evidence of (i) the payment of real property transfer tax imposed by reason of Article 31 of the New York Tax Law and, (ii) the payment of any real property transfer gains tax imposed by reason of Article 31-B of the New York Tax Law and the filing of all reports and any other information or documentation required by the New York State Department of Taxation and Finance by reason of said Article or any regulations promulgated thereunder. All such records shall be made available to the Agency for inspection from time to time upon their request.

          (b) If any real property transfer gains tax shall be due and payable upon the conveyance of the leasehold estate in and to the Facility by the Agency to the Company pursuant to the Facility Lease Agreement, the Company shall, at the request of the Agency, (i) provide the Agency with a copy of all such records and will prepare, execute, deliver and file any affidavits, questionnaires, returns or supplemental returns required of the Company, as transferor, including, but not limited to, a statement in affidavit form as to the "original purchase price" of the fee or the leasehold estate in and to the Facility and the cost of all "capital improvements" made to the Land, the Improvements or any part thereof by the Company or any related entity and the date or dates on which such improvements were made and (ii) pay or cause to be paid any real property transfer gains tax, together with any interest and penalties thereon, which may be due and payable by reason of such conveyance. The Company hereby appoints the Agency its true and lawful agent and attorney-in-fact (which appointment shall be deemed to be an agency coupled with an interest), with full power of substitution, to prepare, execute, deliver and file on its behalf any and all affidavits, questionnaires, returns and supplemental returns which the Company, as transferor, has failed or refused to execute and deliver to the Agency within thirty (30) days after notice and request therefor.

                                  ARTICLE VII

                      DAMAGE, DESTRUCTION AND CONDEMNATION

          Section 7.1 Damages, Destruction or Condemnation of the Facility.
                      ----------------------------------------------------

          (a) If the Facility or any part or component shall be damaged or destroyed (in whole or in part) or title to or use of the Facility shall be taken by Condemnation (in whole or in part) at any time during the Lease Term:

              (i) the Agency shall have no obligation to replace, repair, rebuild, restore or relocate the Facility or acquire, by construction or otherwise, facilities of substantially the same nature as the Facility ("Substitute Facilities"); and

              (ii) there shall be no abatement or reduction in the amounts payable by the Company under this Facility Lease Agreement or the PILOT Agreement (whether or not the Facility is replaced, repaired, rebuilt, restored or relocated or Substitute Facilities are acquired); and

              (iii) upon the occurrence of such damage destruction or Condemnation, the Net Proceeds derived from the insurance or the Condemnation award shall be paid to the Company and applied by the Company, subject to the terms of the Security Documents.

          (b) Any replacements, repairs, rebuilding, restorations or relocations of the Facility or acquisition of Substitute Facilities by the Company after the occurrence of such damage, destruction or Condemnation shall be subject to the following conditions:

              (i) the Facility or the Substitute Facilities shall be in substantially the same condition and value as an operating entity as existed prior to the damage or destruction;

              (ii) the Facility or the Substitute Facilities shall continue to constitute a "project" as such term is defined in the Act; and

              (iii) the Facility or the Substitute Facilities will be subject to no Liens, other than Permitted Encumbrances.

          (c) All such repair, replacement, rebuilding, restoration or relocation of the Facility shall be effected with due diligence in a good and workmanlike manner in material compliance with all applicable legal requirements, shall be promptly and fully paid for by the

Company in accordance with the terms of the applicable contracts, and shall automatically become a part of the Facility as if the same were specifically provided herein.

          Section 7.2 [Reserved.]

          Section 7.3 Condemnation of Company-Owned Property. Subject to the
                      --------------------------------------
terms of the Security Documents, the Company shall be entitled to the proceeds of any Condemnation award or portion thereof made for damage to or taking of any Property which, at the time of such damage or taking, is not part of the Facility.

          Section 7.4 Waiver of Real Property Law Section 227. The Company
                      ---------------------------------------
hereby waives the provisions of Section 227 of the Real Property Law of the State or any law of like import now or hereafter in effect.

                                  ARTICLE VIII

                               SPECIAL COVENANTS

          Section 8.1 No Warranty of Condition or Suitability by Agency. THE
                      -------------------------------------------------
AGENCY MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE CONDITION, TITLE, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS OF THE FACILITY OR THAT IT IS OR WILL BE SUITABLE FOR THE COMPANY'S PURPOSES OR NEEDS.

          Section 8.2 Hold Harmless Provisions.
                       ------------------------

          (a) The Company agrees that the Agency, its directors, members, officers, agents (except the Company) and employees shall not be liable for and agrees to defend, indemnify, release and hold the Agency, its directors, members, officers, agents (except the Company) and employees harmless from and against any and all (i) liability for loss or damage to Property or injury to or death of any and all Persons that may be occasioned by, directly or indirectly, any cause whatsoever pertaining to the Facility or arising by reason of or in connection with the occupation or the use thereof or the presence of any Person or Property on, in or about the Facility or the Land or (ii) liability arising from or expense incurred by the Agency's financing, acquiring, renovating and equipping, owning and leasing of the Facility, including without limiting the generality of the foregoing, all claims arising from the breach by the Company of any of its covenants contained herein, the exercise by the Company of the authority conferred upon it pursuant to Section 4.1(d) of this Facility Lease Agreement and all causes of action and reasonable attorneys' fees and any other expenses incurred in defending any claims, suits or actions which may arise as a result of any of the foregoing, provided that any such losses, damages, liabilities or expenses of the Agency are not incurred or do not result from the gross negligence or intentional or willful wrongdoing of the Agency or any of its directors, members, agents (except the Company) or employees. The foregoing indemnities shall apply notwithstanding the fault or negligence in part of the Agency, or any of its members, directors, officers, agents or employees and irrespective of the breach of a statutory obligation or the application of any rule of comparative or apportioned liability. The foregoing indemnities are limited only to the extent of any prohibitions imposed by law.

          (b) Notwithstanding any other provisions of this Facility Lease Agreement, the obligations of the Company pursuant to this Section 8.2 shall remain in full force and effect after the termination of this Facility Lease Agreement until the expiration of the period stated in the applicable statute of limitations during which a claim, cause of action or prosecution relating to the matters herein described may be brought and payment in full or the satisfaction of such claim, cause of action or prosecution relating to the matters herein described and the payment of all expenses and charges incurred by the Agency, or its respective members, directors, officers, agents and employees, relating to the enforcement of the provisions herein specified.

          (c) In the event of any claim against the Agency or its respective members, directors, officers, agents or employees by any employee or contractor of the Company or anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, the obligations of the Company hereunder shall not be limited in any way by any limitation on the amount or type of damages, compensation, disability benefits or other employee benefit acts.

          Section 8.3 Right to Inspect Facility. The Agency and the duly
                      -------------------------
authorized agents of either of them shall have the right at all reasonable times to inspect the Facility.

          Section 8.4 Company to Maintain Its Existence. The Company agrees that
                      ---------------------------------
during the Lease Term it will maintain its existence, will not dissolve, liquidate or otherwise dispose of substantially all of its assets and will not consolidate with or merge into another corporation or permit one or more corporations to consolidate with or merge into it.

          Section 8.5 Qualification in State. The Company throughout the Lease
                      ----------------------
Term shall continue to be duly authorized to do business in the State.

          Section 8.6 Agreement to File Annual Statements and Provide
                      -----------------------------------------------
Information. The Company shall file with the New York State Department of
-----------
Taxation and Finance an annual statement of the value of all sales and use tax exemptions claimed in connection with the Facility in compliance with Section 874(8) of the New York State General Municipal Law. The Company shall submit a copy of such annual statement to the Agency at the time of filing with the Department of Taxation and Finance. The Company further agrees whenever requested by the Agency to provide and certify or cause to be provided and certified such information concerning thee Company, its finances, its operations and its affairs necessary to enable the Agency to make any report required by law, governmental regulation or any of the Agency Documents or Company Documents.

          Section 8.7 Books of Record and Account: Financial Statements. The
                      -------------------------------------------------
Company at all times agrees to maintain proper accounts, records and books in which full and correct entries shall be made, in accordance with generally accepted accounting principles, of all transactions and events relating to the business and affairs of the Company. The Company shall furnish to the Agency within thirty (30) days of their filing, copies of all reports, if any, filed with the Securities and Exchange Commission, pursuant to the Securities Exchange Act of 1934, as amended, relative to the Company.

          Section 8.8 Compliance With Orders Ordinances Etc.
                      --------------------------------------

          (a) The Company, throughout the Lease Term, agrees that it will promptly comply, and cause any sublessee or occupant of the Facility to comply, with all statutes, codes, laws, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements, ordinary or extraordinary, which now or at any time hereafter may be applicable to the Facility or any part thereof or to the acquisition, renovation and equipping thereof, or to any use, manner of use or condition of the Facility or any part thereof, of all federal, state, county, municipal and other governments, departments, commissions, boards, courts, authorities, officials and officers and companies or associations insuring the premises having jurisdiction of the Facility or any part thereof, or to the acquisition, renovation and equipping thereof, or to any use, manner of use or condition of the Facility or any part thereof; provided, however, the Company need not comply if such failure to comply would not have a material adverse effect on the Agency, the Facility, or the use thereof.

          (b) [Reserved.]

          (c) Notwithstanding the provision of subsection (a) hereof, the Company may in good faith contest the validity or the applicability of any requirement of the nature referred to in such subsection (a) by appropriate legal proceedings conducted in good faith and with due diligence. In such event, the Company may fail to comply with the requirement or requirements so contested during the period of such contest and any appeal therefrom. If at any time the then existing use or occupancy of the Facility shall, pursuant to any zoning or other law, ordinance or regulation, be permitted only so long as such use or occupancy shall continue, the Company shall use its best efforts to not cause or permit such use or occupancy to be discontinued without the prior written consent of the Agency.

          (d) Notwithstanding the provisions of this Section 8.8, if, because of a breach or violation of the provisions of subsection (a) hereof (without giving effect to subsection (c) hereof), the Agency, or any of its members, directors, officers, agents, or employees, shall be subject to or threatened with a fine, liability, penalty, expense, damages or imprisonment, then, upon notice from the Agency, the Company shall immediately provide legal protection and/or pay amounts necessary in the reasonable opinion of the Agency and its members, directors, officers, agents and employees deem sufficient, to the extent permitted by applicable law, to remove the threat of such fine, liability, expense or imprisonment.

          Section 8.9 Discharge of Liens and Encumbrances.
                      -----------------------------------

          (a) The Company, throughout the Lease Term, shall not permit or create or suffer to be permitted or created any Lien, except for Permitted Encumbrances, upon the Facility or any part thereof by reason of any labor, services or materials rendered or supplied or claimed to be rendered or supplied with respect to the Facility or any part thereof. Mechanics' Liens shall be discharged or bonded within sixty (60) days of the filing or perfection thereof.

          (b) Notwithstanding the provisions of subsection (a) hereof, the Company may in good faith contest any such Lien. In such event, the Company may permit the items so contested to remain undischarged and unsatisfied during the period of such contest and any appeal therefrom, unless the Agency shall notify the Company that by nonpayment of any such item or items, the Agency, or its officers, members, directors, agents or employees shall be subject to or threatened with a fine, liability, penalty, expense or damages, in which event the Company shall promptly secure payment of all such unpaid items by filing a bond, in form and substance reasonably satisfactory to the Agency, thereby causing such Lien to be removed or by taking such other actions as may be reasonably satisfactory to the Agency to protect its interests.

          Section 8.10 [Reserved.]

          Section 8.11 Depreciation Deductions and Investment Tax Credit. The
                       -------------------------------------------------
parties agree that, as between them, the Company shall be entitled to all depreciation deductions with respect to any depreciable property comprising a part of the Facility and to any investment credit with respect to any part of the Facility.

          Section 8.12 Employment Opportunities, Notice of Jobs. The Company
                       ----------------------------------------
covenants and agrees that, in consideration of the participation of the Agency in the transactions contemplated herein, it will, except as otherwise provided by collective bargaining contracts or agreements to which it is a party, cause any new employment opportunities created in connection with the Facility to be listed with the New York State Department of Labor, Community Services Division and with the administrative entity of the service delivery area created pursuant to the Job Training Partnership Act (PL 97-300) in which the Facility is located (collectively, the "Referral Agencies"). The Company also agrees that it will, except as otherwise provided by collective bargaining contracts or agreements to which it is a party, first consider for such new employment opportunities persons eligible to participate in federal job training partnership (PL 97-300) programs who shall be referred by the Referral Agencies.

                                   ARTICLE IX

              RELEASE OF CERTAIN LAND; ASSIGNMENTS AND SUBLEASING;
                        MORTGAGE AND PLEDGE OF INTERESTS

          Section 9.1 Restriction on Sale of Facility: Release of Certain Land.
                      --------------------------------------------------------

          (a) Except as otherwise specifically provided in this Article IX and in Article X and Article XI hereof, the Agency shall not sell, convey, transfer, encumber, grant a Lien upon or otherwise dispose of the Facility or any part thereof or any of its rights therein, including, without limitation, its rights under this Facility Lease Agreement, without the prior written consent of the Company. The Agency shall, at the request of the Company grant Permitted Encumbrances and shall execute and deliver documents and instruments to grant such Permitted Encumbrances, which documents and instruments shall be in form and substance reasonably satisfactory to the Agency.

          (b) The Agency and the Company from time to time may release from the provisions of this Facility Lease Agreement and the leasehold estate created hereby any part of, or interest in, the Land which is not necessary, desirable or useful for the Facility. In such event, the Agency, at the Company's sole cost and expense, shall execute and deliver any and all instruments necessary or appropriate to so release such part of, or interest in, the Land and convey such title thereto or interest therein to the Company.

          (c) No conveyance of any part of, or interest in the Land effected under the provisions of this Section 9.1 shall entitle the Company to any abatement or diminution of the rents payable by it under this Facility Lease Agreement.

          Section 9.2 Removal of Fixture Equipment.
                      ----------------------------

          (a) The Agency shall not be under any obligation to remove, repair or replace any inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary item of Fixture Equipment. Subject to the terms of the Security Documents, in any instance where the Company determines that any item of Fixture Equipment has become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary, the Company, may remove such items from the Facility and may sell, trade-in, exchange or otherwise dispose of the same, as a whole or in part, provided that such removal will not materially impair the operation of the Facility for the purpose for which it is intended or change the nature of the Facility so that it does not constitute a "project" under the Act.

          (b) The Agency shall execute and deliver to the Company all instruments necessary or appropriate to enable the Company to sell or otherwise dispose of any such item of Fixture Equipment. The Company shall pay any costs (including reasonable counsel fees) incurred in transferring title to any item of Fixture Equipment removed pursuant to this Section 9.2.

          (c) The removal of any item of Fixture Equipment pursuant to this Section shall not entitle the Company to any abatement or diminution of the rents payable by it under this Facility Lease Agreement or any abatement or diminution of the amounts payable by it under the PILOT Agreement.

          Section 9.3 Assignment and Subleasing.
                      -------------------------

          (a) This Facility Lease Agreement may not be assigned, in whole or in part, and the Facility may not be subleased, in whole or in part (except pursuant to the Miles Lease and the Miles Sublease), without the prior written consent of the Agency in each instance, which consent shall not be unreasonably withheld. Any assignment or sublease shall be on the following conditions, as of the time of such assignment or sublease:

               (i) no assignment or sublease shall relieve the Company from primary liability for any of its obligations hereunder;

               (ii) the assignee or sublessee shall assume the obligations of the Company hereunder to the extent of the interest assigned or subleased;

               (iii) the Company shall, within ten (10) days after the delivery thereof, furnish or cause to be furnished to the Agency a true and complete copy of such assignment or sublease and the instrument of assumption;

               (iv) neither the validity nor the enforceability of this Facility Lease Agreement shall be adversely affected thereby; and

               (v) the Facility shall continue to constitute a "project" as such quoted term is defined in the Act.

          (b) If the Agency shall so request, as of the purported effective date of any assignment or sublease pursuant to subsection (a) of this Section 9.3, the Company at its cost shall furnish the Agency, with an opinion, in form and substance satisfactory to the Agency of Transaction Counsel as to item (v) above.

          (c) Notwithstanding anything to the contrary contained herein, the Company may, without any further consent of the Agency, condominiumize all or any portion of the Facility, including the fee therein. The Agency agrees to cooperate with the Company in connection with such condominiumization of the Facility and agrees to execute and deliver all such instruments as are reasonably required to effectuate such condominiumization. The

Company hereby agrees to pay all costs and expenses of the Agency, including, without limitation, all reasonable legal fees and expenses in connection therewith.

          Section 9.4 Mortgage of Agency's and Company's Interests to Guarantor.
                      ---------------------------------------------------------
The Agency and the Company shall mortgage and grant a security interest in their respective interests in the Facility (other than Unassigned Rights) to the Guarantor as security for the Obligations (as defined in the Reimbursement Agreement). Notwithstanding the foregoing, all indemnities herein contained shall subsequent to such mortgage, pledge and assignment continue to run to the Agency for its benefit.

          Section 9.5 [Reserved.]

          Section 9.6 Merger of Agency.
                      ----------------

          (a) Nothing contained in this Facility Lease Agreement shall prevent the consolidation of the Agency with, or merger of the Agency into, or transfer of title to the entire Facility to any other public benefit corporation or political subdivision which has the legal authority to own and lease the Facility, provided that upon any such consolidation, merger or transfer, the due and punctual performance and observance of all the agreements and conditions of this Facility Lease Agreement to be kept and performed by the Agency shall be expressly assumed in writing by the public benefit corporation or political subdivision resulting from such consolidation or surviving such merger or to which the Facility shall be transferred.

          (b) Within thirty (30) days after the consummation of any such consolidation, merger or transfer of title, the Agency shall give notice thereof in reasonable detail to the Company and shall furnish to the Company, at the sole cost and expense of the Company, a favorable opinion of Independent Counsel as to compliance with the provisions of Section 9.6(a) hereof. The Agency promptly shall furnish such additional information with respect to any such transaction as the Company may reasonably request.

                                   ARTICLE X

                         EVENTS OF DEFAULT AND REMEDIES

          Section 10.1 Events of Default Defined.
                       -------------------------

          (a) The following shall be "Events of Default" under this Facility Lease Agreement:

               (i) the failure by the Company to pay or cause to be paid on the date due, the amount specified to be paid pursuant to Section 5.3 hereof, within ten (10) days after written notice;

               (ii) the failure by the Company to observe and perform any covenant contained in Sections 8.4 and 9.3 hereof;

               (iii) the failure by the Company to pay or cause to be paid on the dates due, subject to any applicable grace periods contained therein the amounts specified to be paid pursuant to the PILOT Agreement;

               (iv) any representation or warranty of the Company herein or in any of the Company Documents shall prove to have been false or misleading in any material respect;

               (v) the failure by the Company to observe and perform any covenant, condition or agreement hereunder or under the PILOT Agreement on its part to be observed or performed (except obligations referred to in 10.1(a)(i), (ii) and (iii)) for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, given to the Company by the Agency; provided, however, if such remedy cannot be completed within thirty (30) days, so long as the Company has undertaken, within thirty (30) days following such notice, all steps reasonably necessary to effectuate such cure and is diligently continuing in good faith to pursue and/or prosecute such cure, including, without limitation, securing performance bonds or other security, as provided in this Facility Lease Agreement, the Company shall not be deemed to be in default hereunder;

               (vi) the dissolution or liquidation of the Company; or the failure by the Company generally to pay its debts as they become due; or an assignment by the Company for the benefit of creditors; the commencement by the Company (as the debtor) of a case in bankruptcy or any proceeding under any other insolvency law; or the commencement of a case in Bankruptcy or any proceeding under any other insolvency law against the Company (as the debtor) and a court having jurisdiction in the premises enters a decree or order for relief against the Company as the debtor in such case or proceeding, or such case or proceeding is consented to by the Company or remains undismissed for sixty (60) days, or the Company consents to or admits the material allegations against it in any such case or proceeding; or a trustee, receiver or agent (however named) is appointed or authorized to take charge of substantially all of the property of the Company for the purpose of enforcing a lien against such Property or for the purpose of general administration of such Property for the benefit of creditors;

               (vii) the occurrence and continuation of an Event of Default under the Equipment Lease Agreement; or

               (viii) the failure of the Company to observe, perform or comply, subject to any applicable grace periods contained therein, with any provision or covenant contained in the Environmental Compliance and Indemnification Agreement.

          (b) Notwithstanding the provisions of Section 10.1(a), if by reason of force majeure any party hereto shall be unable in whole or in part to carry out
-------------
its obligations under Sections 4.1 and 6.1 of this Facility Lease Agreement and if such party shall give notice and full particulars of such force majeure in
                                                             -------------
writing to the other party, within a reasonable time after the occurrence of the event or cause relied upon, such obligations under this Facility Lease Agreement of the party giving such notice (and only such obligations), so far as they are affected by such force majeure, shall be suspended during continuance of the
                 -------------
inability, which shall include a reasonable time for the removal of the effect thereof. The term "force majeure" as used herein shall include, without
                   -------------
limitation, acts of God, strikes, lockouts or other industrial disturbances, acts of public enemies, acts, priorities or orders of any kind of the government of the United States of America or of the State or any of their departments, agencies, governmental subdivisions, or officials, any civil or military authority, insurrections, riots, epidemics, landslides, lightning, earthquakes, fire, hurricanes, storms, floods, washouts, droughts, arrests, restraint of government and people, civil disturbances, explosions, breakage or accident to machinery, transmission pipes or canals, shortages of labor or materials or delays of carriers, partial or entire failure of utilities, shortage of energy or any other cause or event not reasonably within the control of the party claiming such inability and not due to its fault. The party claiming such inability shall remove the cause for the same with all reasonable promptness. It is agreed that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the party having difficulty, and the party having difficulty shall not be required to settle any strike, lockout and other industrial disturbances by acceding to the demands of the opposing party or parties.

          Section 10.2 Remedies on Default.
                       -------------------

          (a) Whenever any Event of Default shall have occurred, the Agency may take, to the extent permitted by law, any one or more of the following remedial steps:

               (i) declare, by written notice to the Company, to be immediately due and payable, whereupon the same shall become immediately due and payable: (A) all unpaid installments of rent payable pursuant to
          Section 5.3 hereof, (B) all unpaid and past due payments in lieu of taxes pursuant to the PILOT Agreement and (C) all other payments due under this Facility Lease Agreement; provided, however, that if an Event of Default specified in Section 10.1(a)(vii) hereof shall have occurred, such installments of rent and other payments due under this Facility Lease Agreement shall become immediately due and payable without notice to the Company or the taking of any other action by the Agency;

               (ii) terminate this Facility Lease Agreement, reconvey the Facility to the Company and terminate the PILOT Agreement. The Agency shall have the right to execute an appropriate deed with respect to the Facility and to place the same on record in the SuffoLk County Clerk's Office, at the expense of the Company and in such event the Company waives delivery and acceptance of such deed and the Company hereby appoints the Agency its true and lawful agent and attorney-in-fact (which appointment shall be deemed to be an agency coupled with an interest), with full power of substitution to file on its behalf all affidavits, questionnaires and other documentation necessary to accomplish the recording of such deed; or

               (iii) take any other action at law or in equity which may appear necessary or desirable to collect the payments then due or thereafter to become due hereunder and under the PILOT Agreement, and to enforce the obligations, agreements or covenants of the Company under this Facility Lease Agreement and under the PILOT Agreement.

          (b) No action taken pursuant to this Section 10.2 shall relieve the Company from its obligation to make all payments required by Section 5.3 hereof.

          Section 10.3 Remedies Cumulative. No remedy herein conferred upon or
                       -------------------
reserved to the Agency is intended to be exclusive of any other available remedy, but each and every such remedy shall be cumulative and in addition to every other remedy given under this Facility Lease Agreement or now or hereafter existing at law or inequity. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Agency as appropriate, to exercise any remedy reserved to it in this Article X, it shall not be necessary to give any notice, other than such notice as may be herein expressly required in this Facility Lease Agreement.

          Section 10.4 Agreement to Pay Attorneys' Fees and Expenses. In the
                       ---------------------------------------------
event the Company should default under any of the provisions of this Facility Lease Agreement and the Agency should employ attorneys or incur other expenses for the collection of amounts payable hereunder or the enforcement of performance or observance of any obligations or agreements on the part of the Company herein contained, the Company shall, on demand therefor, pay to the Agency the reasonable fees of such attorneys and such other reasonable expenses so incurred.

          Section 10.5 No Additional Waiver Implied by One Waiver. In the event
                       ------------------------------------------
any agreement contained herein should be breached by any party and thereafter waived by any other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

                                   ARTICLE XI

                 EARLY TERMINATION OF FACILITY LEASE AGREEMENT;
                           OPTION IN FAVOR OF COMPANY

          Section 11.1 Early Termination of Facility Lease Agreement. The
                       ---------------------------------------------
Company shall have the option to terminate this Facility Lease Agreement at any time and upon filing with the Agency a certificate signed by an Authorized Representative of the Company stating the Company's intention to do so pursuant to this Section and the date upon which such payments required by Section 11.2 hereof shall be made (which date shall not be less than 10 nor more than 90 days from the date such certificate is filed) and upon compliance with the requirements set forth in Section 11.2 hereof.

          Section 11.2 Conditions to Early Termination of Facility Lease
                       -------------------------------------------------
Agreement. In the event the Company exercises its option to terminate this
---------
Facility Lease Agreement in accordance with the provisions of Section 11.1 hereof, the Company shall make the following payments:

          (a) To the Agency or the Taxing Authorities (as such term is defined in the PILOT Agreement), as appropriate pursuant to the PILOT Agreement: all amounts due and payable under the PILOT Agreement as of the date of the conveyance described in Section 11.3 hereof.

          (b) To the Agency: an amount certified by the Agency sufficient to pay all reasonable unpaid fees and expenses of the Agency incurred under the Agency Documents.

          Section 11.3 Obligation to Purchase Facility. Upon termination or
                       -------------------------------
expiration of the Lease Term, in accordance with Sections 5.2 or 11.1 hereof, the Company shall purchase the Facility from the Agency for the purchase price of One Dollar ($1.00) plus all unpaid payments in lieu of taxes pursuant to the PILOT Agreement through the date upon which this Facility Lease Agreement terminates or expires. The Company shall purchase the Facility by giving written notice to the Agency (which may be contained in the certificate referred to in Section 11.1 hereof) (i) declaring the Company's election to purchase and (ii) fixing the date of closing such purchase, which shall be the date on which this Facility Lease Agreement is to be terminated. The rights and obligations of the Company under this Section 11.3 shall survive the expiration or termination of this Facility Lease Agreement.

          Section 11.4 Conveyance on Purchase. At the closing of any purchase of
                       ----------------------
the Facility pursuant to Section 11.3 hereof, the Agency shall, upon receipt of the purchase price, deliver to the Company all necessary documents (i) to convey to the Company title to the Facility, as the Facility exists, subject only to the following: (A) any Liens to which title to the Facility was subject when conveyed to the Agency, (B) any Liens created at the request of the

Company or to the creation of which the Company consented, (C) any Permitted Encumbrances, including, without limitation, the lien of the Mortgage, if not previously discharged, and (D) any Liens resulting from the failure of the Company to perform or observe any of the agreements on its part contained in this Facility Lease Agreement or arising out of an Event of Default hereunder, and (ii) to release and convey to the Company all of the Agency's rights and interest in and to any rights of action or any Net Proceeds of insurance or Condemnation awards with respect to the Facility (but not including any Unassigned Rights). Upon the conveyance of the Facility by the Agency to the Company pursuant to this Article XI, the PILOT Agreement shall terminate. The rights and obligations of the Company and the Agency under this Section 11.4 shall survive the expiration or termination of this Facility Lease Agreement.

                                  ARTICLE XII

                                 MISCELLANEOUS

          Section 12.1 Notices. All notices, certificates and other
                       -------
communications hereunder shall be in writing, shall be deemed to have been duly given when delivered or if not yet delivered shall be deemed effective at 12:00 p.m. on the third Business Day after mailing, and shall be either delivered personally or sent by certified mail, postage prepaid, return receipt requested, addressed as follows or to such other address as any party may specify in writing to the other:

           To the Agency:

                 Suffolk County Industrial
                 Development Agency
                 220 Rabro Drive
                 P.O. Box 6100
                 Hauppauge, New York 11788-0099
                 Attention: Administrative Director

           To the Company:

                 Melville Biologics, Inc.
                 155 Duryea Road
                 Melville, New York 11747
                 Attention: President

          A copy of any notice sent by either the Company or the Agency pursuant to Article X or Article XI hereof shall also be sent to the Guarantor at the following address:

                                 Miles Inc.
                                 One Mellon Center
                                 53rd Floor, 500 Grant Street
                                 Pittsburgh, Pennsylvania 15219-2507
                                 Attention: Mr. Jon R. Wyne, Senior Vice
                                 President and Treasurer

          Section 12.2 Binding Effect. This Facility Lease Agreement shall inure
                       --------------
to the benefit of and shall be binding upon the parties and their respective successors and assigns.

          Section 12.3 Severability. In the event any provision of this Facility
                       ------------
Lease Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

          Section 12.4 Amendments, Changes and Modifications. This Facility
                       -------------------------------------
Lease Agreement may not be amended, changed, modified, altered or terminated except in a writing executed by the parties hereto.

          Section 12.5 Execution of Counterparts. This Facility Lease Agreement
                       -------------------------
may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

          Section 12.6 Applicable Law. This Facility Lease Agreement shall be
                       --------------
governed exclusively by the applicable laws of the State without regard or reference to its conflict of laws principles.

          Section 12.7 Further Assurances. The Agency and the Company shall
                       ------------------
execute and deliver all instruments and shall furnish all information necessary or appropriate to perfect or protect any security interest created or contemplated by this Facility Lease Agreement and the Security Documents.

          Section 12.8 Survival of Indemnities. All indemnities shall survive
                       -----------------------
any termination or expiration of this Facility Lease Agreement.

          Section 12.9 Table of Contents and Section Headings not Controlling.
                       ------------------------------------------------------
The Table of Contents and the headings of the several Sections in this Facility Lease Agreement have been prepared for convenience of reference only and shall not control or affect the meaning of or be taken as an interpretation of any provision of this Facility Lease Agreement.

          IN WITNESS WHEREOF, the Agency and the Company have caused this Facility Lease Agreement to be executed in their respective names by their duly authorized officers, all as of February 15, 1995.

                                 SUFFOLK COUNTY INDUSTRIAL
                                 DEVELOPMENT AGENCY


                                 By /s/ Bruce E. Ferguson
                                   --------------------------------
                                 Name: Bruce E. Ferguson
                                 Title: Administrative Director


                                 MELVILLE BIOLOGICS, INC.


                                 By /s/ Thomas R. Ostermueller
                                   --------------------------------
                                 Name: Thomas R. Ostermueller
                                 Title: President and CEO

STATE OF NEW YORK)
                 : ss.:
COUNTY OF SUFFOLK)


          On this 27th day of February, 1995, before me personally came Bruce E. Ferguson, to me known, who, being by me duly sworn, did depose and say that he resides at Ziemacki Lane, Jamesport, New York; that he is the Administrative Director of the Suffolk County Industrial Development Agency, the public benefit corporation of the State of New York described in and which executed the within Facility Lease Agreement; and that he signed his name thereto by order of the members of said public benefit corporation.


                                    /s/ Anthony J. Catapano
                                 -----------------------------------
                                           Notary Public

                                              [SEAL]

STATE OF NEW YORK)
                      ss.:
COUNTY OF NEW YORK)


          On this 28th day of February, 1995, before me personally came Thomas
R. Ostermueller, to me known, who, being by me duly sworn, did depose and say that he resides at 35 Fallowfield Road, Fairfield, Connecticut 06430; that he is the President and CEO of Melville Biologics, Inc., the business corporation described in and which executed the within Facility Lease Agreement; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                 /s/ Margaret Williams
                                 ------------------------------
                                 Notary Public

                                       [NOTARY SEAL APPEARS HERE]

                                   EXHIBIT A

                      LEGAL DESCRIPTION OF REAL PROPERTY


          ALL that certain plot, piece or parcel of land, situate, lying and being at Melville, in the Town of Huntington, County of Suffolk and State of New York, bounded and described as follows:

          BEGINNING at a point on the new Northerly side of Duryea Road, distant
783.40 feet, Easterly as measured along said Northerly side of Duryea Road, from the Southeasterly end of a connecting line, having a length of 52.23 feet, connecting the said Northerly side of Duryea Road and the Easterly side of New York State Route 110; said point of beginning also being where the Southeast corner of the land now or formerly of Duryea intersects the said Northerly side of Duryea Road;

          RUNNING THENCE North 4 degrees 54 minutes 38 seconds East, 1047.70 feet, to the land now or formerly of Abramoske;

          THENCE along said last mentioned land tile following two courses and distances:

          1.   South 85 degrees 14 minutes 32 seconds East, 132.22 feet;

          2. South 84 degrees-32 minutes 47 seconds East, 321.30 feet, to land now or formerly of Brand;

          THENCE along said last mentioned land, the following two courses and distances:

          1.   South 5 degrees 38 minutes 21 seconds West, 280.65 feet;

          2. South 4 degrees 54 minutes 38 seconds West, 772.18 feet, to the new Northerly side of Duryea Roads

          THENCE along said Duryea Road, North 84 degrees 05 minutes 47 seconds West, 450.00 feet, to the point or place of BEGINNING.

                                  SCHEDULE A
                            SCHEDULE OF DEFINITIONS

          "Act" means, collectively, Title 1 of Article 18-A of the General
           ---
Municipal Law of the State enacted into law as Chapter 1030 of the Laws of 1969 of the State, as amended together with Chapter 675 of the Laws of 1975 of the State, as amended.

          "Agency" means the (i) SuffoLk County Industrial Development Agency,
           ------
its successors and assigns, and (ii) any local governmental body resulting from or surviving any consolidation or merger to which the Agency or its successors may be a party.

          "Agency Documents" means this Facility Lease Agreement, the
           ----------------
Environmental Compliance and Indemnification Agreement, the PILOT Agreement and the Mortgage.

          "Approving Resolution" means the resolution adopted by the Agency on
           --------------------
February 27, 1995 authorizing the execution, delivery and performance of the Agency Documents, as such resolution may be amended and supplemented from time to time.

          "Authorized Representative" means, in the case of the Agency, the
           -------------------------
Chairman, the Vice Chairman, the Secretary, the Assistant Secretary or the Administrative Director of the Agency; in the case of the Company, its President, the Treasurer, the Secretary and any Vice President; and, in the case of both, such additional persons as, at the time, are designated to act on behalf of the Agency or the Company, as the case may be, by written certificate furnished to the Agency or Company, as the case may be, containing the specimen signature of each such person and signed on behalf of (i) the Agency by the Chairman, the Vice Chairman, the Secretary, the Assistant Secretary or the Administrative Director of the Agency, or (ii) the Company by the President, the Treasurer, the Secretary or any Vice President of the Company.

          "Bank" shall mean (i) PNC Bank, N.A., a national banking association
           ----
or (ii) its successors or assigns, or (iii) any surviving, resulting or transferee banking institution authorized to do business in the State.

          "Bill of Sale" means the Bill of Sale given by the Company to the
           ------------
Agency with respect to the Fixture Equipment, dated the Closing Date as the same may be amended from time to time.

          "Business Day" means any day other than a Saturday, a Sunday, a legal
           ------------
holiday or a day on which banking institutions in New York, New York or any city in which the principal office of the Bank is located are authorized by law or executive order to remain closed.

          "Closing Date" means the date of delivery of the Deed.
           ------------

          "Company" means Melville Biologics, Inc., a business corporation duly
           -------
organized and validly existing under the laws of the State of Delaware, and its successors and assigns.

          "Company Documents" means the Bill of Sale, the Deed, the Facility
           -----------------
Lease Agreement, the Mortgage, the Environmental Compliance and Indemnification Agreement, the Reimbursement Agreement, the Processing Agreement the Miles Lease, the Miles Sublease and the PILOT Agreement.

          "Completion Date" means the date of completion of the Facility as
           ---------------
certified to pursuant to Section 4.3 of this Facility Lease Agreement.

          "Condemnation" means the taking of title to, or the use of, Property
           ------------
under the exercise of the power of eminent domain by any governmental entity or other Person acting under governmental authority.

          "Construction Period" means the period (a) beginning on the date of
           -------------------
commencement of acquisition, renovation and equipping of the Facility, which date shall not be prior to December 2, 1994, and (b) ending on the Completion Date.

          "Deed" means the Deed given by the Company to the Agency with respect
           ----
to the Land and the existing improvements thereon, dated the Closing Date.

          "Environmental Compliance and Indemnification Agreement" means the
           ------------------------------------------------------
Environmental Compliance and Indemnification Agreement dated as of February 15, 1995 by and between the Agency and the Company.

          "Equipment Lease Agreement" means a certain Equipment Lease Agreement
           -------------------------
to be entered into after the Closing Date, by and between the Agency, as lessor, and the Company, as lessee, with the consent of the Guarantor, providing for the lease by the Agency to the Company of certain equipment and personal property not constituting part of the Fixture Equipment.

          "Event of Default" when used with respect to this Facility Lease
           ----------------
Agreement, means any of the events defined as Events of Default by Section 10.1 of this Facility Lease Agreement.

          "Facility" means the Land, the Improvements and this Fixture Equipment
           --------
leased to the Company under this Facility Lease Agreement.

          "Facility Lease Agreement" means this Facility Lease Agreement, dated
           ------------------------
as of February 15, 1995, by and between the Agency, as lessor, and the Company, as lessee, with respect to the Facility, as the same may be amended from time to time.

          "Fixture Equipment" means all machinery, apparatus, equipment,
           -----------------
fittings, appliances, building materials (to the extent they are fixtures) and all other fixtures of every kind and nature whatsoever, and regardless of whether the same may now or hereafter be attached or affixed to the Land or Improvements, including, without limitation, all electrical, antipollution, heating, lighting, incinerating, power, air conditioning, plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating and communication machinery, apparatus, equipment, fittings, appliances and fixtures, and all engines, pipes, pumps, tanks, motors, conduits, ducts, compressors, elevators and escalators, and all articles of personal property and goods of every kind and nature whatsoever, now or hereafter affixed to, attached to, placed upon, or used or usable in any way in connection with the use, enjoyment, occupancy or operation of the Land or Improvements to the extent that an interest in any of the foregoing property arises under applicable real property law.

          "Guarantor" means Miles Inc., a business corporation duly established
           ---------
under the laws of the State of Indiana with an office at 400 Morgan Lane, West Haven, Connecticut 06516.

          "Guaranty Agreement" means the Guaranty Agreement, dated February 7,
           ------------------
1995 given by the Guarantor to the Bank as security for the Loan, as the same may be modified, amended, renewed or extended from time to time.

          "Improvements" means all those buildings, improvements, structures and
           ------------
other related facilities (i) affixed or attached to the Land and (ii) not part of the Fixture Equipment, all as they may exist from time to time.

          "Land" means the property leased by the Agency to the Company pursuant
           ----
to this Facility Lease Agreement and more particularly described in Exhibit A attached thereto.

          "Lease Term" means the duration of the leasehold estate created in the
           ----------
Facility Lease Agreement as specified in Section 5.2 of this Facility Lease Agreement.

          "Lien" means any interest in Property securing an obligation owed to a
           ----
Person whether such interest is based on the common law, statute or contract, and including but not limited to, the security interest arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other similar title exceptions and encumbrances, including but not limited to mechanics', materialmen's, warehousemen's, carriers' and other similar encumbrances, affecting real property. For the purposes of this definition, a Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

          "Loan" means the loan in the amount of $10,000,000 by the Bank to the
           ----
Company pursuant to the terms of the Loan Agreement.

          "Loan Agreement" means the Loan Agreement, dated February 7, 1995
           --------------
between the Company and the Bank for a $10,000,000 unsecured loan facility to make the Loan.

          "Miles Lease" means a certain lease agreement, dated February 7, 1995,
           -----------
between the Company, as lessor, and Miles Inc., as lessee, as amended from time to time, a memorandum of which has been recorded in the Suffolk County Clerk's Office.

          "Miles Sublease" means a certain sublease agreement, dated February 7,
           --------------
1995, between Miles Inc., as sublessor, and the Company, as sublessee, as amended from time to time, a memorandum of which has been recorded in the Suffolk County Clerk's Office.

          "Mortgage" means the Mortgage, Security Agreement and Fixture Filing,
           --------
dated as of February 15, 1995 with respect to the Facility given by the Agency and the Company to the Guarantor as security for the Obligations (as defined in the Reimbursement Agreement) as the same may be modified, amended, renewed or extended from time to time.

          "Net Proceeds" means so much of the gross proceeds with respect to
           ------------
which that term is used as remain after payment of all expenses, costs and taxes (including attorneys' fees) incurred in obtaining such gross proceeds.

          "Permitted Encumbrances" means (i) exceptions to title set forth in
           ----------------------
the Title Report, (ii) the Mortgage, (iii) the Facility Lease Agreement, (iv) utility, access and other easements and rights-of-way, restrictions and exceptions that do not materially impair the utility or the value of the Property affected thereby for the purposes for which it is intended, (v) Liens which are approved in writing by the Agency, the Company and the Guarantor, (vi) Liens for taxes not yet delinquent, (vii) the Miles Lease, (viii) the Miles Sublease, (ix) the Reimbursement Agreement, (x) the Processing Agreement, (xi) any rights-of New York Blood Center, Inc. under the Sewer Agreement listed in Schedule B of the Title Report and (xii) inchoate mechanics liens.

          "Person" or "Persons" means an individual, partnership, corporation,
           ------      -------
trust or unincorporated organization, and a government or agency or political subdivision or branch thereof

          "PILOT Agreement" means the Payment-in-Lieu-of-Tax Agreement, dated as
           ---------------
of February 15, 1995, between the Company and the Agency, as amended from time to time.

          "PILOT Payments" means any and all payments in lieu of taxes as
           --------------
provided under the PILOT Agreement.

          "Prime Rate" means the rate designated by the Bank from time to time
           ----------
as its "prime rate", whether or not such rate is the lowest rate of interest charged by the Bank to its commercial customers.

          "Processing Agreement" means the Agreement for Custom Processing,
           --------------------
dated February 7, 1995, between the Company and the Guarantor with respect to certain operations at the Facility.

          "Property" means any interest in any kind of property or asset,
           --------
whether real, personal or mixed, or tangible or intangible.

          "Public Purposes" shall mean the State's objective to create
           ---------------
industrial development agencies for the benefit of the several counties, cities, villages and towns in the State and to empower such agencies, among other things, to acquire, construct, reconstruct, lease, improve, maintain, equip and sell land and any building or other improvement, and all real and personal properties, including, but not limited to, machinery and equipment deemed necessary in connection therewith, whether or not now in existence or under construction, which shall be suitable for manufacturing, warehousing, research, commercial, recreation or industrial facilities, including industrial pollution control facilities, in order to advance job opportunities, health, general prosperity and the economic welfare of the people of the State and to improve their standard of living.

          "Reimbursement Agreement" means the Reimbursement and Security
           -----------------------
Agreement, dated February 7, 1995 between the Company and the Guarantor, as modified, amended and in effect from time to tine.

          "Schedule of Definitions" means the words and terms set forth in this
           -----------------------
Schedule of Definitions attached to the Lease Agreement, as the same may be amended from time to time.

          "Security Documents" means, collectively, the Mortgage, the
           ------------------
Reimbursement Agreement, the Processing Agreement, the Miles Lease and the Miles Sublease.

          "SEQR Act" means the State Environmental Quality Review Act and the
           --------
regulations thereunder.

          "State" means the State of New York.
           -----

           "Substitute Facilities" shall have the meaning assigned thereto in
            ---------------------
Section 7.1 of the Facility Lease Agreement.

          "Taxing Authorities" shall have the meaning assigned thereto in the
           ------------------
PILOT Agreement.

          "Title Report" means Certificates of Title No. 141-S-6382-AMD issued
           ------------
by First American Title Insurance Company of New York to the Agency on November 1, 1994 and redated and recertified on February 28, 1995.

          "Transaction Counsel" means the law firm of Nixon, Hargrave, Devans &
           -------------------
Doyle.

          "Unassigned Rights" means the rights of the Agency and moneys payable
           -----------------
pursuant to and under Sections 5.3, 6.4(c) and (d) (ii), (iii) and (iv), 6.7, 8.2, 10.2, 10.4 and 11.2 of the Facility Lease Agreement.

                                      -6-